Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 1996 appearing on page F-2 of Terex Corporation's Annual Report on Form 10-K for the year ended December 1995.





PRICE WATERHOUSE LLP

Stamford, Connecticut
May 10, 1996